REMAC Series 1991I GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at (904)645-1934.


              Amount as of December 31, 1995


  Reserve Fund Balance for Series 1991I           $      0.00

  Redemption Fund Balance for Series 1991I             450.19

  Principal Amount of Series 1991I Bonds
   redeemed in 1995                                999,000.00

  Principal Amount of pending requests for
   redemption by deceased Bondholders                    0.00

  Principal Amount of pending requests for       4,433,000.00
   redemption by Bondholders other than
   deceased Bondholders




                      /s/ Locksley Simmons
                      -------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1991J GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at (904)645-1934.


              Amount as of December 31, 1995


  Reserve Fund Balance for Series 1991J           $    0.00

  Redemption Fund Balance for Series 1991J           658.12

  Principal Amount of Series 1991J Bonds
    redeemed in 1995                             418,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                 0.00

  Principal Amount of pending requests for     2,353,000.00
    redemption by Bondholders other than
    deceased Bondholders




                      /s/ Locksley Simmons
                      -------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1992A GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at (904)645-1934.


              Amount as of December 31, 1995


  Reserve Fund Balance for Series 1992A           $    0.00

  Redemption Fund Balance for Series 1992A           702.07

  Principal Amount of Series 1992A Bonds
    redeemed in 1995                           1,495,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders            72,000.00

  Principal Amount of pending requests for     7,631,000.00
    redemption by Bondholders other than
    deceased Bondholders




                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1992B GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at (904)645-1934.


           Amount as of December 31, 1995


  Reserve Fund Balance for Series 1992B           $    0.00

  Redemption Fund Balance for Series 1992B           495.26

  Principal Amount of Series 1992B Bonds
    redeemed in 1995                             623,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                 0.00

  Principal Amount of pending requests for     1,845,000.00
    redemption by Bondholders other than
    deceased Bondholders




                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1992C GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at (904)645-1934.


              Amount as of December 31, 1995


  Reserve Fund Balance for Series 1992C           $    0.00

  Redemption Fund Balance for Series 1992C           996.68

  Principal Amount of Series 1992C Bonds
    redeemed in 1995                           1,342,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                 0.00

  Principal Amount of pending requests for     4,466,000.00
    redemption by Bondholders other than
    deceased Bondholders




                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1992D GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at (904)645-1934.


              Amount as of December 31, 1995


  Reserve Fund Balance for Series 1992D           $    0.00

  Redemption Fund Balance for Series 1992D            94.86

  Principal Amount of Series 1992D Bonds
    redeemed in 1995                           1,228,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                 0.00

  Principal Amount of pending requests for     8,003,000.00
    redemption by Bondholders other than
    deceased Bondholders




                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1992E GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at (904)645-1934.


              Amount as of December 31, 1995


  Reserve Fund Balance for Series 1992E           $    0.00

  Redemption Fund Balance for Series 1992E           500.71

  Principal Amount of Series 1992E Bonds
    redeemed in 1995                           1,174,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                 0.00

  Principal Amount of pending requests for     4,195,000.00
    redemption by Bondholders other than
    deceased Bondholders


                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President